SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                  FORM 8-K/A-2


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of report (Date of earliest event reported): January 7, 1999



                            Zomax Optical Media, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


         0-28426                                        41-1833089
(Commission File Number)                (I.R.S. Employer Identification Number)


                                5353 Nathan Lane
                            Plymouth, Minnesota 55442
               (Address of Principal Executive Offices) (Zip Code)


                                  612-553-9300
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

The Registrant hereby amends Item 7 of its Current Report on Form 8-K dated January 7, 1999 as set forth below:

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of businesses acquired.            Page

                  (i) Audited combined financial statements of The San Ramon and Fremont Divisions of Kao Infosystems Company and Kao Infosystems Canada, Inc. (a wholly-owned subsidiary of Kao Infosystems Company) for the three years ended December 31, 1997, 1996 and 1995 are filed as part of this report on the following pages immediately following the signature page of this report:

                  Independent Auditor's Report ........................... F1-1

                  Combined Balance Sheets as of December 31, 1997 and
                  1996 ................................................... F1-2

                  Combined Statements of Operations for the Years Ended
                  December 31, 1997, 1996 and 1995........................ F1-3

                  Combined Statements of Equity in Net Assets for the Years
                  Ended December 31, 1997, 1996 and 1995.................. F1-4

                  Combined Statements of Cash Flows for the Years Ended
                  December 31, 1997, 1996 and 1995........................ F1-5

                  Notes to Combined Financial Statements.................. F1-6

                  (ii) Audited financial statements of Kao Infosystems (Ireland) Limited for the three years ended December 31, 1997, 1996 and 1995 are filed as part of this report on the following pages immediately following the signature page of this report:

                  Report of Independent Chartered Accountants dated
                  April 30, 1998.......................................... F2-1

                  Profit and Loss Accounts for the Three Years Ended
                  31 December 1997........................................ F2-2

                  Statements of Total Recognised Gains and Losses for the
                  Three Years Ended 31 December 1997...................... F2-3

                  Balance Sheets as of 31 December 1997 and 1996 ......... F2-4

                  Notes forming part of Financial Statements.............. F2-5

                  (iii) Unaudited combined financial statements of The San
                  Ramon and Fremont Divisions of Kao Infosystems Company and Kao

                  Infosystems Canada, Inc. (a wholly-owned subsidiary of Kao Infosystems Company) for the nine months ended September 30, 1998 and 1997 are filed as part of this report on the following pages immediately following the signature page of this report:

                  Condensed Combined Balance Sheets as of September 30,
                  1998 and December 31, 1997.............................. F3-1

                  Condensed Combined Statements of Operations for Nine
                  Months Ended September 30, 1998 and 1997................ F3-2

                  Condensed Combined Statements of Cash Flows for Nine
                  Months Ended September 30, 1998 and 1997................ F3-3

                  Notes to Condensed Combined Financial Statements........ F3-4

                  (iv) Unaudited financial statements of Kao Infosystems (Ireland) Limited for the nine months ended September 30, 1998 and 1997 are filed as part of this report on the following pages immediately following the signature page of this report:

                  Profit and Loss Accounts for Nine Months Ended
                  30 September 1998 and 1997.............................. F4-1

                  Balance Sheets as of 30 September 1998 and
                  31 December 1997 ....................................... F4-2

                  Cash Flow Statements for the Nine Months Ended
                  30 September 1998 and 1997 ............................. F4-3

                  Notes to Condensed Financial Statements................. F4-4

         (b) Pro forma financial information. The unaudited pro forma financial information set forth below is filed as part of this report on the following pages immediately following the signature page of this report:

                  Introduction to Pro Forma Unaudited Condensed
                  Combined Financial Statements .......................... F5-1

                  Pro Forma Unaudited Condensed Combined Balance Sheet as
                  of September 25, 1998................................... F5-3

                  Pro Forma Unaudited Condensed Combined Statement of Operations for the Nine Months Ended September 25,
                  1998.................................................... F5-4

                  Pro Forma Unaudited Condensed Combined Statement of
                  Operations for the Year ended December 26, 1997......... F5-5

                  Notes to Pro Forma Unaudited Condensed
                  Combined Financial Statements........................... F5-6

         (c)      Exhibits:

                  2.1 Asset Purchase and Sale Agreement dated November 28, 1998 by and among Zomax Optical Media, Inc. and Kao Infosystems Company. Upon the request of the Commission, the Registrant agrees to furnish a copy of the exhibits and schedules to the Asset Purchase and Sale Agreement, subject to requests for confidential treatment of certain information contained in such exhibits and schedules.

                  2.2 Asset Purchase and Sale Agreement dated November 28, 1998 by and among Zomax Canada Company and Kao Infosystems Canada, Inc. Upon the request of the Commission, the Registrant agrees to furnish a copy of the exhibits and schedules to the Asset Purchase and Sale Agreement, subject to requests for confidential treatment of certain information contained in such exhibits and schedules.

                  2.3 Share Purchase and Sale Agreement dated November 28, 1998 between Primary Marketing Group Limited and Kao Corporation.

                  2.4 Credit Agreement dated as of January 6, 1999 among the Registrant, Certain Lenders and General Electric Capital Corporation.

                  2.5 Credit Agreement dated as of January 6, 1999 among Zomax Canada Company, Certain Lenders and General Electric Capital Canada Inc.

                  23.1     Consent of Deloitte & Touche LLP

                  23.2     Consent of KPMG

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 23, 1999

                                  ZOMAX OPTICAL MEDIA, INC.



                                  By /s/ James E. Flaherty
                                     James E. Flaherty, Chief Financial Officer

INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Kao Infosystems Company
Plymouth, Massachusetts

We have audited the accompanying combined balance sheets of the San Ramon and Fremont Divisions of Kao Infosystems Company and Kao Infosystems Canada, Inc. (a wholly-owned subsidiary of Kao Infosystems Company) (collectively, the "Businesses") as of December 31, 1997 and 1996, and the related combined statements of operations, equity in net assets, and cash flows for each of the three years in the period ended December 31, 1997. These combined financial statements are the responsibility of the Businesses' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the San Ramon and Fremont Divisions of Kao Infosystems Company and Kao Infosystems Canada, Inc. as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

The accompanying combined financial statements have been prepared assuming that the Businesses will continue as a going concern. As discussed in Note 1 to the combined financial statements, the Businesses' recurring losses from operations and heavy financial leverage raise substantial doubt about the Businesses' ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ DELOITTE & TOUCHE LLP

New York, New York
December 18, 1998

THE SAN RAMON AND FREMONT DIVISIONS OF
KAO INFOSYSTEMS COMPANY
AND KAO INFOSYSTEMS CANADA, INC.
(A Wholly-Owned Subsidiary of Kao Infosystems Company)

COMBINED BALANCE SHEETS
DECEMBER 31, 1997 AND 1996
(In Thousands)
-------------------------------------------------------------------------------

ASSETS                                                1997            1996

CURRENT ASSETS:
  Cash and cash equivalents                      $   1,172      $   1,462
  Accounts receivable-net of allowance for
   doubtful accounts of $1,978 in 1997 and
   $1,706 in 1996                                   20,401         17,338
  Due from affiliates (Note 8)                       3,054          5,097
  Inventories-net (Note 3)                           8,486         10,053
  Prepaid expenses and other current assets          1,091            328
                                                 ---------      ---------
        Total current assets                        34,204         34,278

PROPERTY, PLANT AND EQUIPMENT - Net (Note 4)        64,789         82,313

OTHER ASSETS                                         2,130          7,859
                                                 ---------      ---------
TOTAL ASSETS                                     $ 101,123      $ 124,450
                                                 =========      =========

LIABILITIES AND EQUITY IN NET ASSETS

CURRENT LIABILITIES:
  Notes payable (Note 5)                         $   2,308      $   7,184
  Accounts payable                                   6,938          5,339
  Due to affiliates (Note 8)                         1,281          1,518
  Current portion of long-term debt (Note 5)         6,295          2,000
  Capital lease obligations (Note 4)                   785            397
  Accrued expenses and other current liabilities     9,828         10,446
                                                 ---------      ---------
        Total current liabilities                   27,435         26,884
                                                 ---------      ---------
LONG-TERM LIABILITIES:
  Long-term debt-net of current portion (Note 5)    12,245         19,340
  Due to Corporate office (Note 1)                  53,906         35,981
                                                 ---------      ---------
        Total long-term liabilities                 66,151         55,321
                                                 ---------      ---------
        Total liabilities                           93,586         82,205
                                                 ---------      ---------
CONTINGENCIES (Note 9)

EQUITY IN NET ASSETS:
  Common stock, $.0801 par value - authorized,
   unlimited shares; outstanding, 383,956 shares    30,775         30,775
  Additional paid-in capital                         6,471          6,471
  Divisional equity                                 28,279         16,490
  Cumulative translation adjustment                    128            523
  Deficit                                          (58,116)       (12,014)
                                                 ---------      ---------
        Equity in net assets                         7,537         42,245
                                                 ---------      ---------
TOTAL LIABILITIES AND EQUITY IN NET ASSETS       $ 101,123      $ 124,450
                                                 =========      =========

See notes to combined financial statements.

THE SAN RAMON AND FREMONT DIVISIONS OF
KAO INFOSYSTEMS COMPANY
AND KAO INFOSYSTEMS CANADA, INC.
(A Wholly-Owned Subsidiary of Kao Infosystems Company)

COMBINED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
(In Thousands)
-------------------------------------------------------------------------------

                                            1997         1996          1995

REVENUES:
  Sales                                 $ 106,710     $ 106,129    $ 110,263
  Sales to related parties (Note 8)        16,400        16,000       11,400
                                        ---------     ---------    ---------
                                          123,110       122,129      121,663
                                        ---------     ---------    ---------

COSTS AND EXPENSES:
  Cost of sales (Note 8)                  114,351        98,055      100,593
  Selling, general and administrative
   expenses (Note 8)                       26,714        21,300       18,578
  Restructuring costs (Note 11)            20,822          -             -
  Interest expense from related
   parties (Notes 1 and 5)                  3,923         2,572        3,352
  Interest expense - other                    366           281          734
  Other                                     3,036           730          822
                                        ---------     ---------    ---------

       Total costs and expenses           169,212       122,938      124,079
                                        ---------     ---------    ---------

NET LOSS                                $ (46,102)    $    (809)   $  (2,416)
                                        =========     =========    =========

See notes to combined financial statements.

THE SAN RAMON AND FREMONT DIVISIONS OF
KAO INFOSYSTEMS COMPANY
AND KAO INFOSYSTEMS CANADA, INC.
(A Wholly-Owned Subsidiary of Kao Infosystems Company)

COMBINED STATEMENTS OF EQUITY IN NET ASSETS
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
(In Thousands)
-------------------------------------------------------------------------------



                           Kao Infosystems Canada, Inc.
                         ---------------------------------                   Cumulative                         Equity
                             Common Stock          Addtional    Divisional   Translation                        in Net
                            Shares    Amount    Paid-In Capital   Equity      Adjustment        Deficit         Assets

BALANCE, JANUARY 1, 1995    383,956   $30,775       $ -          $  7,982      $ -           $  (8,789)         $29,968

Net loss                       -         -            -               -          -              (2,416)          (2,416)
Translation adjustment         -         -            -               -         597                -                597
                            -------   --------      ------       ---------     -----         ----------         -------

BALANCE, DECEMBER 31, 1995  383,956    30,775         -             7,982       597            (11,205)          28,149

Net loss                                                                                          (809)            (809)
Capital contribution           -         -           6,471          8,508        -                 -             14,979
Translation adjustment         -         -            -                -        (74)               -                (74)
                            -------   --------      ------       ---------     -----         ----------         -------

BALANCE, DECEMBER 31, 1996  383,956    30,775        6,471         16,490       523            (12,014)          42,245

Net loss                       -         -            -                -         -             (46,102)         (46,102)
Capital contribution           -         -            -            11,789        -                 -             11,789
Translation adjustment         -         -            -                -       (395)               -               (395)
                            -------   --------      ------       ---------     -----         ----------         -------

BALANCE, DECEMBER 31, 1997  383,956   $30,775       $6,471        $28,279      $128          $ (58,116)         $ 7,537
                            =======   =======       ======        =======      ====          ==========         =======

See notes to combined financial statements.


THE SAN RAMON AND FREMONT DIVISIONS OF
KAO INFOSYSTEMS COMPANY
AND KAO INFOSYSTEMS CANADA, INC.
(A Wholly-Owned Subsidiary of Kao Infosystems Company)

COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED DECMEBER 31, 1997, 1996 AND 1995
(In Thousands)
-------------------------------------------------------------------------------

                                                             1997           1996          1995
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                              $  (46,102)      $    (809)     $  (2,416)
  Adjustments to reconcile net loss to net cash
   (used in) provided by operating activities:
   Depreciation and amortization                            13,735           8,267          7,897
   Write-off of long-term assets                            20,146             -             -
   Loss on sale of property, plant and equipment-net          -                178          1,144
   Increase (decrease) in cash due to changes in
     operating assets and liabilities:
     Accounts receivable                                    (3,063)          2,240        (10,960)
     Due from affiliates                                     2,043          (1,376)        (1,597)
     Inventories                                             1,567             851         (1,788)
     Prepaid expenses and other current assets              (2,541)            324           (427)
     Other assets                                            1,947          (3,468)          (150)
     Accounts payable                                        1,600              86          3,271
     Due to affiliates                                        (237)            327           (162)
     Accrued expenses and other current liabilities           (619)          5,243          1,221
                                                        ----------       ---------      ---------
       Net cash (used in) provided by operating
       activities                                          (11,524)         11,863         (3,967)
                                                        ----------       ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property, plant and equipment              (9,830)        (25,658)        (2,590)
  Proceeds from the sale of assets                            -                 14            135
                                                        ----------       ---------      ---------
     Net cash used in investing activities                  (9,830)        (25,644)        (2,455)
                                                        ----------       ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from Corporate office                            17,925           4,600          4,759
  Principal payments on long-term debt                      (2,800)         (4,974)          (781)
  Net (payments) proceeds from notes payable                (4,876)            876          2,875
  Principal payments on capital lease obligations             (579)         (1,049)        (1,049)
  Capital contributions                                     11,789          14,979           -
                                                        ----------       ---------      ---------
    Net cash provided by financing activities               21,459          14,432          5,804
                                                        ----------       ---------      ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                       (395)            (74)           597
                                                        ----------       ---------      ---------
(DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS                                                 (290)            577            (21)

CASH AND CASH EQUIVALENTS, BEGINNING
  OF YEAR                                                    1,462             885            906
                                                        ----------       ---------      ---------
CASH AND CASH EQUIVALENTS, END OF YEAR                  $    1,172       $   1,462      $     885
                                                        ==========       =========      =========
SUPPLEMENTAL INFORMATION:
  Cash paid during the year for:
   Interest                                             $    4,500       $   2,800      $   4,000
                                                        ==========       =========      =========


                  See notes to combined financial statements.

THE SAN RAMON AND FREMONT DIVISIONS OF
KAO INFOSYSTEMS COMPANY
AND KAO INFOSYSTEMS CANADA, INC.
(A Wholly-Owned Subsidiary of Kao Infosystems Company)

NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
(In Thousands)
-------------------------------------------------------------------------------

1.    BASIS OF FINANCIAL STATEMENT PRESENTATION

      Kao Infosystems Company ("KIC"), a Delaware corporation, was a wholly-owned subsidiary of Kao Corporation of America ("KCOA"). Effective at the close of business on December 31, 1997, KCOA was liquidated, and KIC became a direct subsidiary of Kao Corporation (Japan) ("Kao"). KIC's principal business is the duplicating of software onto CDs as well as packaging the goods and providing fulfillment services. Kao Infosystems Canada Inc. ("KICI") is a wholly-owned subsidiary of KIC. The San Ramon, California and Fremont, California divisions and KICI (collectively, the "Businesses") are engaged in principally the same business as KIC.

      The accompanying combined financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. During the years ended December 31, 1997, 1996 and 1995, the combined net losses of the Businesses were approximately $46,102, $809 and $2,416, respectively. The Businesses also had heavy financial leverage of $74,754 and $64,505 at December 31, 1997 and 1996, respectively. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Businesses be unable to continue as a going concern. Under a new direction in strategy of concentrating on its core businesses of household products and chemical products, Kao began a full-scale restructuring and rationalization of its information business during 1997, which resulted in the closing of two operating facilities of KIC and laying off of employees. Additionally, during 1998, Kao closed down its KIC operations at two other locations and on November 28, 1998, entered into an agreement to sell certain assets of its information technology business conducted in North America and Europe. This sale will include the San Ramon and Fremont divisions of KIC and KICI . The sale is expected to be finalized in January 1999. If the sale with the current buyer is not finalized, management will attempt to find another buyer for the Businesses.

      KIC will continue to administer the Corporate Finance and Accounting departments at the Corporate office in Plymouth, Massachusetts through the closing down of the remainder of the KIC business, which is expected to be completed during the first quarter of 1999.

      The San Ramon and Fremont divisions were financed by KIC Corporate office through various loans KIC obtained from Kao and an affiliate of Kao. Interest on the loans was charged at interest rates ranging from 3.98% to 6.59% per annum, and the loans are payable at varying installments through October 2003. Interest expense was allocated to the San Ramon and Fremont divisions by KIC Corporate office and such amounts approximated $3,200, $1,500 and $2,000 during the years ended December 31, 1997, 1996 and 1995, respectively. Any remaining balance in due to Corporate office at the time of the closing of the sale of the Businesses will be forgiven by KIC Corporate office.

      Divisional equity in the accompanying financial statements represents management's estimate of the capital required to operate the Businesses. Divisional equity was determined by reducing the net assets (before considering due to Corporate office) of the San Ramon and Fremont divisions by the amount of long-term financing provided through intercompany advances from KIC to the divisions.

      The Businesses rely upon KIC, Kao and an affiliate for financial support and certain administrative services, and have material transactions with related parties (Note 8). Consequently, the accompanying financial statements may not be indicative of the conditions that would have existed or the results of operations and cash flows that would have been realized had the Businesses operated as an unaffiliated entity.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of Combination - The combined financial statements include the accounts of the Businesses. All material intercompany profits, transactions and balances have been eliminated.

      Cash and Cash Equivalents - The Businesses considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

      Inventories - Inventories are stated at the lower of cost or market, cost being determined principally on the first-in, first-out ("FIFO") method.

      Property, Plant and Equipment - Property, plant and equipment is stated at cost less accumulated depreciation. Major renewals or betterments are capitalized while routine maintenance and repairs, which do not improve or extend assets lives, are charged to expense when incurred. Depreciation is computed principally by using the straight-line method based on the estimated useful lives of the assets.

      Income Taxes - KIC provides deferred income taxes for all temporary differences and adjusts deferred tax balances for enacted tax rates as of the balance sheet date. KIC's income taxes are accounted for on a separate company basis and filed as part of a consolidated tax return until the liquidation of KCOA (Note 1).

      Postemployment Benefits - Effective January 1, 1994, KIC adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" ("SFAS No. 112"). The standard requires employers to recognize the obligation to provide postemployment benefits, if the obligation is attributable to employees' services already rendered, employees' rights to those benefits accumulate or vest, payment of the benefits is probable, and the amounts of the benefits can be reasonably estimated.

      Long-lived Assets - In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ("SFAS No. 121"), "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of." KIC adopted SFAS 121 during the year ended December 31, 1995. During 1997, KIC undertook a plan to restructure its operations, which included a write-down of certain fixed assets (Note
      11).

      Other Assets - Deferred start-up costs are amortized over the estimated useful lives of the assets, which range from 3 to 5 years, using the straight-line method. Amortization expense for the years ended December 31, 1997, 1996 and 1995, was approximately $1,900, $772 and $475, respectively. During 1997, KIC undertook a plan to restructure its operations, which included a write-down of certain deferred start-up costs (Note 11). The Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-up Activities," in 1998. SOP 98-5 requires companies to expense as incurred start-up costs, including previously capitalized start-up costs. At December 31, 1997, the Businesses had a balance of approximately $800 in deferred start-up costs, the unamortized balance of which will be written off as of January 1, 1999, the date SOP 98-5 will be effective for the Businesses.

      Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

3.    INVENTORIES

      Inventories consist of the following at December 31 (in thousands):

                                                      1997          1996

      Finished products                            $ 4,903       $ 5,214
      Raw materials and other supplies               3,991         4,417
      Work in process                                  664         1,067
                                                   -------       -------
                                                     9,558        10,698
      Less reserve for obsolescence                  1,072           645
                                                   -------       -------
                                                   $ 8,486       $10,053
                                                   =======       =======

4.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment consists of the following at December 31 (in thousands):

                                                      1997          1996

      Land                                         $     77      $     77
      Building and improvements                      14,673        14,862
      Machinery and equipment                       104,310        92,542
      Tools, furniture and fixtures                   1,300         1,020
      Construction in progress                        3,055         4,404
      Vehicles                                           66            66
                                                   --------      --------
                                                    123,481       112,971
      Less accumulated depreciation                  58,692        30,658
                                                   --------      --------
                                                   $ 64,789      $ 82,313
                                                   ========      ========


      Depreciation expense amounted to approximately $11,234, $6,502 and $6,546 for the years ended December 31, 1997, 1996 and 1995, respectively.

      The Businesses capitalized interest on assets in construction in progress of approximately $874 during the year ended December 31, 1996. Interest capitalized in 1997 and 1995 was not significant.

      Capital Lease Obligations - The Businesses leased transportation equipment and machinery under noncancelable leases with periods of up to 60 months. During November 1998, the Businesses paid any remaining balance on these leases and assumed ownership of the property.

      The Businesses' property held under capital leases, included within property, plant and equipment, consisted of the following at December 31 (in thousands):

                                                       1997         1996

      Machinery and equipment                        $3,554        $2,587

      Less accumulated amortization                     938           584
                                                     ------        ------
                                                     $2,616        $2,003
                                                     ======        ======

5.    NOTES PAYABLE AND LONG-TERM DEBT

      KICI had various notes payable to banks at December 31, 1997 and 1996, in the amounts of $2,308 and $7,184, respectively. The balance outstanding at December 31, 1996 was repaid during 1997 and the balance outstanding at December 31, 1997 was repaid in January 1998. Interest on the note outstanding at December 31, 1997 was charged at a rate of 5.75%. Interest on the notes outstanding at December 31, 1996 was charged at rates ranging from 3.5% to 6.05%. Interest on the notes outstanding at December 31, 1995 was charged at a rate 6.05%. The approximate maximum month-end borrowings on notes payable during 1997,1996 and 1995 were $7,100, $14,500 and $15,400, respectively. The approximate average month end borrowings during 1997, 1996 and 1995 were $5,000, $8,400 and $12,900, respectively. The fair value of notes payable was considered to approximate the carrying amounts at December 31, 1997 and 1996.

      KICI had various loans from Kao at December 31, 1997 and 1996, in the amounts of $18,540 and $21,340, respectively. Interest was charged on these loans at rates ranging from 3.4% to 3.67% during 1997, from 4.94% to 5.18% during 1996 and from 6.8% to 8.3% during 1995. Interest expense on these loans was approximately $700, $1,100 and $1,300 during the years ended December 31, 1997, 1996 and 1995, respectively. The fair values of these loans at December 31, 1997 and 1996 were approximately $14,400 and $14,800, respectively.

      Annual principal payments on long-term debt are as follows (in thousands):


        Year                                       1997

       1998                                     $  6,295
       1999                                        5,949
       2000                                        6,295
                                                --------

                                                $ 18,540
                                                ========

      Amounts outstanding with Kao and banks at the time of the sale of the Businesses will be assumed by KIC Corporate office.

6.    INCOME TAXES

      The San Ramon and Fremont divisions' taxable income or loss is included in the consolidated federal tax return of KIC. The San Ramon and Fremont divisions had taxable income for the year ended December 31, 1995 and tax losses for the years ended December 31, 1997 and 1996. However, KIC, as a whole, had losses and recorded no tax provision during those years. There were no interdivisional tax provision allocations and as such, separate tax provisions are not reported for the San Ramon and Fremont divisions in the accompanying financial statements. However, had the divisions not been eligible to be included in the consolidated federal tax return of KIC, income tax expense (benefit) for the divisions would have been approximately $(686), $(56) and $772 for the years ended December 31, 1997, 1996 and 1995, respectively.

      The net deferred tax assets (liabilities) of the divisions would have consisted of the following at December 31 (in thousands):


                                                        1997        1996

      Allowance for doubtful accounts                $   523      $   523
      Pensions and benefits                            1,037          736
      Depreciation and amortization                   (4,217)      (2,633)
      Deferred start-up costs                            729          569
      Various reserves                                   531          276
      Other                                              875          402
      Tax carryforward, primarily NOL                 10,708          -
                                                     -------       ------
      Net deferred tax asset (liability)             $10,276       $ (127)
                                                     =======       ======

      At December 31, 1997, the net deferred tax asset would have been offset by a valuation allowance of an equal amount.

      KICI is a reporting entity for Canadian federal and provincial tax purposes. Due to operating losses at KICI, no tax provision was recorded during the three years ended December 31, 1997. In addition, no deferred tax assets or tax liabilities were recognized by KICI during those three years. As of December 31, 1997, KICI had net operating loss carryforwards for tax purposes amounting to approximately $1,900, which are scheduled to expire in 1998.

7.    EMPLOYEE BENEFIT PLANS
      Pension Plan - Substantially all employees of the San Ramon and Fremont divisions are eligible to participate in a defined benefit pension plan sponsored by KCOA. The plan was taken over by another subsidiary of Kao after the dissolution of KCOA. The plan provides for the payment of retirement benefits, mainly commencing between the ages of 55 and 65, and also for the payment of certain death and disability benefits. After meeting certain qualifications, an employee acquires a vested right to future benefits. The benefits payable under the plan are generally determined on the basis of the employee's length of service and earnings.

      Net pension cost included the following components for the years ended December 31, 1997, 1996 and 1995 (in thousands):


                                      1997         1996         1995

      Service cost                   $ 355        $ 246        $ 154

      Interest cost                    149          123           94

      Actual return on plan assets    (427)        (237)        (362)

      Amortization of net loss         189           38          171
                                     -----        -----        -----
      Pension cost                   $ 266        $ 170        $  57
                                     =====        =====        =====

      The funded status of the plan is as follows (in thousands):

                                                           1997          1996

      Actuarial present value of benefit obligation:
       Vested                                             $ 1,101       $  775
       Nonvested                                              343          278
                                                          -------       ------
      Accumulated benefit obligation                      $ 1,444       $1,053
                                                          =======       ======
      Projected benefit obligation                        $ 2,738       $1,743

      Fair value of plan assets, principally equity
       securities and corporate and government bonds        3,376        2,200
                                                          -------       ------
      Excess of assets over projected benefit obligation      638          457

      Unrecognized gain from experience differences        (1,174)        (777)

      Unrecognized prior service costs                        143          177
                                                          -------       ------
      Accrued pension cost                                $  (393)      $ (143)
                                                          =======       ======
      Actuarial assumptions were:
                                                    1997      1996       1995
       Discount rate                                7.50%     7.50%      9.00%
       Rate of increase in compensation levels      4.50      4.50       4.50
       Expected long-term rate of return on assets  9.00      9.00       9.00


      Unrecognized transition gains are amortized principally over a period of 15 years.

      Profit-sharing Plan and Incentive Compensation Plan - All employees of the San Ramon and Fremont divisions are eligible to participate in the Kao Infosystems Company Employees Retirement Plan (the "Plan"). The Plan is a profit-sharing plan and has been established in accordance with sections 401(a) and 401(k) of the Internal Revenue Code. KIC's contribution to the Plan for participating employees at the San Ramon and Fremont divisions was approximately $326, $472 and $365 for the years ended December 31, 1997, 1996 and 1995, respectively.

      KICI has a defined contribution plan. All qualified employees are eligible to participate in the retirement plan. KICI's contribution to the defined contribution plan was approximately $130, $119, and $115 for the years ended December 31, 1997, 1996 and 1995, respectively.

      KIC also provided incentive compensation to key management employees based on achievement of certain objectives. Such incentives were $275 and $110 for the years ended December 31, 1996 and 1995 for the San Ramon and Fremont divisions. No such incentives were paid in 1997 for the San Ramon and Fremont divisions.

      Postretirement Health Care and Life Insurance - The San Ramon and Fremont divisions fund benefit costs principally on a pay-as-you-go basis. Several plan changes were recognized as of January 1, 1997:

      * Cap of approximately twice the current cost was imposed for future retirees. The family cap is 150% of the cap for a single retiree.

      * A Medicare risk plan is being implemented for post-age 65 retirees. All eligible retirees are assumed to participate in the plan.

      * The cost for the Medicare risk plan is assumed to be $7 per month per retiree.

      These plan changes reduced the accumulated postretirement benefit obligation ("APBO") by $1,090.

      Summary information on the divisions' plan is as follows (in thousands):

                                                             1997      1996

      Accumulated postretirement benefit obligation:
       Retirees                                             $  104    $  114
       Fully eligible active plan participants                  30       185
       Other active participants                               325     1,734
                                                            ------    ------
                                                               459     2,033

      Unrecognized net gain from change in assumptions         497       473
      Unrecognized prior service cost                          117       -
      Unrecognized transitional obligation                     -        (958)
                                                            ------    ------
      Accrued postretirement benefit cost
        (included in accrued expenses)                      $1,073    $1,548
                                                            ======    ======
      Net periodic postretirement benefit cost included
       the following components:
       Service cost of benefits earned                      $  107    $  343
       Interest cost on accumulated postretirement
        benefit obligation                                      31       135
       Recognition of transitional obligation                   (6)       61
                                                            ------    ------
      Net periodic postretirement benefit cost              $  132    $  539
                                                            ======    ======

      The discount rate used in determining the December 31, 1997, 1996 and 1995 APBO was 7% and separate health care cost trend rates for participants under the age of 65 and over the age of 65 were used in measuring the APBO. The pre 65 trend rate was 10%, 11% and 12% in 1997, 1996 and 1995, respectively. The post 65 trend rate was 8.5%, 9% and 9.5% in 1997, 1996 and 1995, respectively. These rates will decline by 1% and .5%, respectively, to an ultimate rate of 6% in 2001. If the health care cost trend rate assumptions were increased by 1%, the APBO as of December 31, 1997, 1996 and 1995 would be increased by $23, $330 and $199, respectively. The effect of this change on the aggregate of the service and interest cost components of net periodic postretirement benefit cost for 1997, 1996 and 1995 would be an increase $13, $107 and $38, respectively.

8.    RELATED PARTY TRANSACTIONS

      The Businesses are involved in transactions with related parties in the ordinary course of business. These transactions include the following:

            Sales for the Businesses for the years ended December 31, 1997, 1996 and 1995 to Kao and other affiliated parties were approximately $16,400, $16,000 and $11,400, respectively.

            KICI purchases certain inventory from Kao and other affiliated parties. During the years ended December 31, 1997, 1996 and 1995, such purchases amounted to approximately $6,100, $7,400 and $7,300, respectively.

            The Corporate office allocated a portion of its general corporate expenses to the San Ramon and Fremont divisions for certain administrative services provided to the divisions by KIC. For the three years ended December 31, 1997, KIC allocated approximately $3,900, $2,400 and $2,000, respectively, to these divisions. These allocations were based on identified departmental costs incurred at the Corporate office on behalf of the divisions, which KIC believes to be a reasonable basis. No allocations were made to KICI during the three years ended December 31, 1997.

            The San Ramon and Fremont divisions were also allocated interest expense from the Corporate office during the three years ended December 31, 1997 (Note 1).

            In 1996, KICI purchased capital assets from a related party for approximately $790.

  9.  CONTINGENCIES

      The Businesses are party to various pending litigations arising out of the normal course of business. While it is not possible to predict the outcome of pending litigation and such actions are being vigorously defended, management does not believe that the pending actions will have a material adverse effect upon the financial statements of the Businesses.

10.   CONCENTRATIONS

      The Businesses sell products to customers primarily in the United States and Canada. The Businesses perform ongoing credit evaluations of customers and allowances are maintained for potential credit losses. Sales to one customer (aside from Related Parties - Note 8) accounted for 11%, 21% and 28% of sales for the three years ended December 31, 1997, 1996 and 1995, respectively. Outstanding accounts receivable at December 31, 1997 and 1996 from that customer were $1,755 and $3,875, respectively.

11.   RESTRUCTURING

      During 1997, KIC implemented a plan to restructure its operations, including those of KICI and the San Ramon and Fremont divisions. The plan included closing certain operating facilities, laying off approximately 104 full-time division employees, as well as a reduction in the carrying amount of certain property, plant and equipment. This was primarily related to the floppy disk line of business. In addition, the Businesses recorded other expenses relating to the restructuring of the Businesses.

      The following provides the detail of restructuring costs related to the
      Businesses:

                                                           Amount
                                                         (In Thousands)

      Write-down of property and equipment                $16,494

      Write-off of deferred start-up costs                  1,874

      Severance payments                                      676

      Other costs                                           1,778
                                                          -------
      Total                                               $20,822
                                                          =======

      As of December 31, 1997, a reserve of approximately $596 for severance remained; such amount was paid during the first quarter of 1998 and all related employees were laid off.

                                     ******

                   REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS

     To the Directors and Shareholders of KAO Infosystems (Ireland) Limited


We have audited the accompanying balance sheets of KAO Infosystems (Ireland) Limited as of 31 December 1997 and 1996 and the related profit and loss accounts, statements of total recognised gains and losses, reconciliations of movements in shareholders' equity and cash flow statements for each of the years in the three-year period ended 31 December 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Ireland which do not differ significantly from generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the directors, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KAO Infosystems (Ireland) Limited as of 31 December 1997 and 1996 and the results of its operations and cash flows for each of the years in the three-year period ended 31 December 1997, in conformity with accounting principles generally accepted in Ireland.

Generally accepted accounting principles in Ireland vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations and shareholders' equity as of and for the years ended 31 December 1997, 1996 and 1995 for KAO Infosystems (Ireland) Limited to the extent summarised in note 25 to the consolidated financial statements.



KPMG
Chartered Accountants                                          30 April 1998
Dublin, Ireland

KAO Infosystems (Ireland) Limited

Profit and loss accounts
for the three years ended 31 December 1997


                                                                        1997         1996          1995
                                                          Notes     IR(pound)'000 IR(pound)'000 IR(pound)'000

Turnover - continuing operations                              2        64,901       63,085        47,486
Cost of sales                                                         (61,265)     (59,295)      (39,810)
Exceptional cost of sales                                     4        (3,237)           -             -
                                                                      -------      -------       -------

Gross profit                                                              399        3,790         7,676
Distribution costs                                                     (3,169)      (2,903)       (2,221)
Administrative expenses                                                (4,977)      (5,140)       (3,878)
                                                                      -------      -------       -------
Operating (loss)/profit - continuing operations                        (7,747)      (4,253)        1,577

Exceptional items
Restructuring of continuing operations                        5        (3,043)           -             -
Profit on sale of compact disc duplication equipment          5           498            -             -
                                                                      -------      -------       -------

(Loss)/profit on ordinary activities before interest                  (10,292)      (4,253)        1,577

Investment income                                             6            87           42             -
Interest payable and similar charges                          7        (2,803)      (2,849)         (986)
                                                                      -------      -------       -------

(Loss)/profit on ordinary activities before taxation          8       (13,008)      (7,060)          591

Tax on (loss)/profit on ordinary activities                   9          (120)          83          (143)
                                                                      -------      -------       -------

(Loss)/profit for the financial year                                  (13,128)      (6,977)          448

Profit and loss account at beginning of year                           (8,967)      (1,641)       (2,089)

Reserve movements                                            16             -         (349)            -
                                                                      -------      -------       -------
Profit and loss account at end of year                                (22,095)      (8,967)       (1,641)
                                                                      =======      =======       =======



The accompanying notes are an integral part of these financial statements.

KAO Infosystems (Ireland) Limited

Statements of total recognised gains and losses for the three years ended 31 December 1997



                                                                       1997          1996           1995
                                                                   IR(pound)'000  IR(pound)'000 IR(pound)'000

(Loss)/profit for the financial year                                  (13,128)      (6,977)          448

Currency translation gain on foreign currency
  net investment                                                           20            7            53

Unrealised deficit on revaluation of negative goodwill                      -         (936)            -
                                                                      -------      -------       -------

Total recognised gains and losses for the year                        (13,108)      (7,906)          501
                                                                      =======      =======       =======



Reconciliation of movement in shareholders' funds for the three years ended 31 December 1997



                                                                      1997           1996          1995
                                                                   IR(pound)'000  IR(pound)'000  (pound)'000

Total recognised gains and losses for the year                        (13,108)      (7,906)          501

Nominal value of shares issued                                          5,000        4,500             -

Goodwill on acquisition set off against reserves                            -         (349)            -

Capital reserve release following closure of the Dutch branch            (446)           -             -
                                                                      -------      -------       -------
Net movement in shareholders' funds                                    (8,554)      (3,755)          501

Opening shareholders' funds                                               228        3,983         3,482
                                                                      -------      -------       -------
Closing shareholders' funds                                            (8,326)         228         3,983
                                                                      =======      =======       =======


The accompanying notes are an integral part of these financial statements.

KAO Infosystems (Ireland) Limited

Balance sheets
at 31 December 1997 and 1996


                                                      Note            1997         1996
                                                                   IR(pound)'000 IR(pound)'000
Fixed assets
Tangible assets                                         10             18,517       28,657
                                                                      -------      -------
Current assets
Stocks                                                  11              4,959        8,577
Debtors                                                 12             13,459       16,291
Cash at bank and in hand                                                4,675        1,488
                                                                      -------      -------
                                                                       23,093       26,356

Creditors: amounts falling due within one year          13            (42,690)     (36,322)
                                                                      -------      -------
Net current liabilities                                               (19,597)      (9,966)
                                                                      -------      -------
Total assets less current liabilities                                  (1,080)      18,691

Creditors: amounts falling
   due after more than one year                         14             (7,246)     (18,463)


Net (liabilities)/assets                                               (8,326)         228
                                                                      =======      =======
Capital and reserves
Called up share capital                                 15             13,681        8,681
Profit and loss account                                 16            (22,007)      (8,899)
Capital reserve                                         16                  -          446
                                                                      -------      -------
Shareholder's (deficit)/funds - equity                                 (8,326)         228
                                                                      =======      =======


The accompanying notes are an integral part of these financial statements.

KAO Infosystems (Ireland) Limited

Cash flow statements
for the three years ended 31 December 1997



                                                      Note             1997          1996           1995
                                                                   IR(pound)'000  IR(pound)'000  IR(pound)'000
Cash inflow/(outflow) from operating
activities                                              18              3,557        9,533       (16,231)

Returns on investments and
servicing of finance                                    19             (2,868)      (2,526)         (777)

Taxation                                                19                 (4)           -             -

Capital expenditure and financial
investment                                              19              3,101      (13,070)       (9,739)

Financing                                               19             (3,385)       7,165        27,813
                                                                      -------      -------       -------

Increase in cash in the year                                              401        1,102         1,066
                                                                      =======      =======       =======



Reconciliation of net cash flow to movement in net debt for the three years ended 31 December 1997


                                                                       1997         1996          1995
                                                                  IR(pound)'000  IR(pound)'000  IR(pound)'000
Increase in cash in the year                            20                401        1,102         1,066
Cash inflow/(outflow) from increase/
(decrease) in debt and lease finance                    20              8,411      (11,286)      (23,133)
                                                                      -------      -------       -------

Movement in net debt in the year                                        8,812      (10,184)      (22,067)

Net debt at beginning of year                                         (38,565)     (28,381)       (6,314)
                                                                      -------      -------       -------

Net debt at end of year                                               (29,753)     (38,565)      (28,381)
                                                                      =======      =======       =======


The accompanying notes are an integral part of these financial statements.

KAO Infosystems (Ireland) Limited

Notes
forming part of the financial statements

1     Accounting policies


      Accounting policies

      The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the company's financial statements.


      Description of business

      The company is a subsidiary undertaking of Kao Corporation which is incorporated in Japan. The largest group in which the results of the company are consolidated is headed by Kao Corporation. The consolidated accounts of this group are available to the public and may be obtained from 1401-Nihonbashi Kayabacho 1-Chome, Chuo-Ku, Tokyo 103, Japan.


      Basis of preparation

      The financial statements have been prepared in accordance with generally accepted accounting principles under the historical cost convention and comply with financial reporting standards of the Accounting Standards Board, as promulgated by the Institute of Chartered Accountants in Ireland.

      The financial statements have been prepared on a going concern basis as the directors of the parent company, Kao Corporation, have noted that they will continue to provide the necessary financial support to the Company to ensure its continued operation for a period of at least one year from the date of approval of these financial statements.


      Tangible fixed assets and depreciation

      Tangible fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided by the company to write off the cost less the estimated residual value of tangible fixed assets as follows:

      Leasehold land and buildings   -     35 years on a straight line basis
      Plant and equipment            -     10 years on a straight line basis
      Machinery                      -      7 years on a straight line basis
      Fixtures and fittings          -      4 years on a straight line basis.


      Foreign currencies

      Transactions in foreign currencies are recorded at the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and gains or losses on translation are included in the profit and loss account. Exchange differences resulting from the retranslation of the opening balance sheets of overseas operations at closing rates are dealt with through reserves and reflected in the statement of total recognised gains and losses.

      KAO Infosystems (Ireland) Limited

      Notes
      forming part of the financial statements

      Accounting policies (continued)

      Government grants

      Capital grants are shown as deferred income and credited to the profit and loss account by instalments on a basis consistent with the depreciation policy of the relevant assets. Revenue grants are credited to the profit and loss account to offset matching expenditure.


      Leased assets

      Where the company enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a `finance lease'. The asset is recorded in the balance sheet as a tangible fixed asset and is depreciated over its estimated useful life or the term of the lease, whichever is shorter. Future instalments under such leases, net of finance charges, are included with creditors. Rentals payable are apportioned between the finance element, which is charged to the profit and loss account, and the capital element which reduces the outstanding obligation for future instalments.

      All other leases are accounted for as `operating leases' and the rental charges are charged to the profit and loss account on a straight line basis over the life of the lease.


      Stocks

      Stocks are stated at the lower of cost and net realisable value. In the case of finished goods and work in progress cost is defined as the aggregate cost of raw material, direct labour and the attributable proportion of direct production overheads. Net realisable value is based on normal selling price, less further costs expected to be incurred to completion and disposal.


      Taxation

      The charge for taxation is based on the result for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for deferred tax only to the extent that it is probable that an actual liability will crystallise.


      Turnover

      Turnover represents net sales to customers and excludes value added tax.


      Pensions

      Pension benefits for employees are met by payments to a defined contribution pension fund. Contributions are charged to the profit and loss in the year in which they fall due.

KAO Infosystems (Ireland) Limited

Notes
forming part of the financial statements

2     Turnover

      Turnover is wholly attributable to sales in the EU except for sales to the USA of IR(pound)727,000 (1996: IR(pound)5,008,000; 1995 IR(pound)23,020).
      More than 90% of turnover in each year relates to the manufacture and distribution of CD Roms and full turnkey operations.

3     Staff numbers and costs

      The average number of persons employed by the company (including directors) during each year, analysed by category, was as follows:

      Number of employees                       1997         1996          1995

      Production                                 306          259           183
      Sales                                       67           61             7
      Administration                              98           76            32
      Fulfilment                                  13           33            20
                                                ----         ----          ----

                                                 484          429           242
                                                ====         ====          ====


      The aggregate payroll costs of the above full time employees and other temporary staff during each year were as follows:

                                          1997         1996          1995
                                    IR(pound)'000  IR(pound)'000  IR(pound)'000

      Wages and salaries                  12,919       12,360         7,840
      Social welfare costs                 1,128          861           315
      Other pension costs                    281          225           151
                                          ------       ------         -----

                                          14,328       13,446         8,306
                                          ======       ======         =====

KAO Infosystems (Ireland) Limited

4     Exceptional cost of sales
                                          1997         1996          1995
                                    IR(pound)'000   IR(pound)'000  IR(pound)'000

      Accelerated depreciation charge     3,237            -             -
      on plant and machinery
                                         ======        ======         ======

      Prior to the year ended 31 December 1997, the company had depreciated CD manufacturing machinery over ten years on the basis that it could be converted easily into machinery which could manufacture digital video disks. In 1997 the company realised this was not feasible and that a seven year life for the assets was more appropriate. As a result the company adjusted depreciation in 1997 to reflect the revised useful life of these machines.

5     Exceptional items


                                                                       1997          1996          1995
                                                                   IR(pound)'000  IR(pound)'000  IR(pound)'000
      Restructuring costs:
           Santry closure                                               1,413            -             -
           Rotterdam branch closure                                     1,630            -             -
                                                                        -----        -----         -----
                                                                        3,043

      Profit on sale of compact disc duplication equipment               (498)           -             -
                                                                        -----        -----         -----

                                                                        2,545            -             -
                                                                        =====        =====         =====



As part of the company's reorganisation in 1997 it closed its Rotterdam branch and the turnkey operations in Santry, Ireland. The expenses for these closures were all incurred by year end.

In 1997 the company sold several pieces of CD manufacturing equipment to KAO Infosystems in the US, resulting in a profit of IR(pound)351,000. The company also disposed of several other fixed assets to third parties resulting in a profit of IR(pound)147,000.

6     Investment income
                                        1997          1996           1995
                                   IR(pound)'000   IR(pound)'000  IR(pound)'000

      Bank interest receivable           87            42              -
                                      =====         =====          =====

KAO Infosystems (Ireland) Limited

7     Interest payable and similar charges

                                                                       1997         1996          1995
                                                                  IR(pound)'000  IR(pound)'000  IR(pound)'000
      Finance charges payable in respect of finance
      leases and hire purchase contracts                                  127          177           168
      Exchange loss/(gain) on foreign currency borrowings
      less deposits                                                       522          380          (280)
      Interest payable:
         On bank loans, overdrafts and other loans
          wholly repayable within five years                              780        1,358           564
         On loans from group undertakings                               1,374          934           534
                                                                      -------      -------       -------
                                                                        2,803        2,849           986
                                                                      =======      =======       =======

8     Statutory and other information
                                                                       1997         1996          1995
                                                                  IR(pound)'000  IR(pound)'000  IR(pound)'000

      Directors' emoluments                                                88           88             -

      Auditors' remuneration                                               33           45            23

      Depreciation and other amounts written off tangible fixed assets:
           Owned                                                        7,011        3,252         1,491
           Leased                                                         545          709           357
                                                                      =======      =======       =======
9     Tax on loss on ordinary activities

                                                                      1997          1996           1995
                                                                  IR(pound)'000  IR(pound)'000  IR(pound)'000

      Deferred taxation                                                     -         (143)          143
      Total overseas taxation relieved and unrelieved                     120           60             -
                                                                      -------      -------       -------
                                                                          120          (83)          143
                                                                      =======      =======       =======



      The Rotterdam branch of KAO Infosystems (Ireland) Limited, which was disposed of during the year ended 31 December 1997, is treated as a permanent establishment for taxation purposes and is liable to Dutch corporation tax. No corporation tax charge arises during the years ended 31 December 1997, 1996 and 1995 as the branch made a loss in each of those years.

KAO Infosystems (Ireland) Limited

      The German branch of KAO Infosystems (Ireland) Limited is treated as a permanent establishment for taxation purposes and is liable to German corporation tax. A corporation tax charge arose as the branch made a taxable profit for the year and also in the prior year.

      Corporation tax is charged at 10% on profits on manufacturing activities carried out in Ireland, and at 38% on all other profits. No corporation tax charge arises from operations in Ireland due to losses incurred in the year.

10    Tangible fixed assets


                                              Short                     Fixtures
                                          leasehold        Plant        fittings
                                           land and          and       tools and
                                          buildings    machinery       equipment              Total
                                       IR(pound)'000 IR(pound)'000    IR(pound)'000      IR(pound)'000
      Cost
      At beginning of year                    6,251       25,153           3,696             35,100
      Disposals                              (1,695)      (2,717)           (590)            (5,002)
      Additions                                 183        1,578              78              1,839
      Currency adjustments                       20           11              16                 47
                                             ------       ------           -----             ------
      At end of year                          4,759       24,025           3,200             31,984
                                             ======       ======           =====             ======

      Depreciation
      At beginning of year                      398        5,067             978              6,443
      Charge for year                           149        7,156             251              7,556
      Disposals                                (159)        (240)           (146)              (545)
      Currency adjustments                        2            4               7                 13
                                             ------       ------           -----             ------

      At end of year                            390       11,987           1,090             13,467
                                             ======       ======           =====             ======
      Net book value
      At 31 December 1997                     4,369       12,038           2,110             18,517
                                             ======       ======           =====             ======

      At 31 December 1996                     5,853       20,086           2,718             28,657
                                             ======       ======           =====             ======



      Included in the total cost of plant and machinery is IR(pound)3,106,000 (1996: IR(pound)3,029,000) in respect of assets held under finance leases. Accumulated depreciation on these assets was IR(pound)1,830,000 as at 31 December 1997 (1996:IR(pound)1,285,000).

KAO Infosystems (Ireland) Limited

11    Stocks
                                                      1997         1996
                                                 IR(pound)'000  IR(pound)'000

      Raw materials and consumables                   2,312        5,997
      Work in progress                                  279          382
      Finished goods                                  2,368        2,198
                                                   --------     --------
                                                      4,959        8,577


      The replacement cost of stocks does not differ materially from the figures shown.


12    Debtors
                                                      1997         1996
      All due within one year                    IR(pound)'000  IR(pound)'000

      Trade debtors net of bad debt allowance         9,404        9,555
      Amounts owed by group undertakings              1,341        1,525
      Other debtors                                     261        2,313
      Prepayments and accrued income                  2,453        2,898
                                                   --------     --------
                                                     13,459       16,291
                                                   ========     ========

13    Creditors: amounts falling due within one year
                                                      1997         1996
                                                 IR(pound)'000  IR(pound)'000

      Bank loans and overdrafts                       15,622       14,438
      Loans from group undertakings                   11,088        6,582
      Obligations under finance leases and
      hire purchase contracts                            472          570
      Trade creditors                                  3,998        5,747
      Amounts owed to group undertakings               5,047        3,404
      Taxation and social welfare (see note 13a)         506          687
      Accruals and deferred income                     5,957        4,894
                                                    --------     --------
                                                      42,690       36,322
                                                    ========     ========

KAO Infosystems (Ireland) Limited

13a   Taxation and social welfare
                                                 1997              1996
                                            IR(pound)'000       IR(pound)'000

      Corporation tax                             116                 -
      PAYE/PRSI                                   390               687
                                               ------            ------
                                                  506               687
                                               ======            ======


14    Creditors: amounts falling due after more than one year

                                                  1997              1996
                                            IR(pound)'000       IR(pound)'000

      Obligations under finance leases and
      hire purchase contracts                     772             1,170
      Loans from group undertakings             6,474            17,293
                                               ------            ------
                                                7,246            18,463
                                               ======            ======

      The maturity of obligations under finance leases and hire purchase contracts is as follows:

                                                 1997              1996
                                           IR(pound)'000        IR(pound)'000

      Within one year                            554               698
      In the second to fifth years               837             1,313
                                               -----             -----

                                               1,391             2,011
      Less: future finance charges              (147)             (271)
                                               -----             -----
                                               1,244             1,740
                                               =====             =====

KAO Infosystems (Ireland) Limited

15    Share capital
                                                       1997         1996
                                                 IR(pound)'000    IR(pound)'000
      Authorised
      20,000,000 (1996:20,000,000
      ordinary shares of IR(pound)1 each)             20,000       20,000
                                                   =========    =========
      Allotted, called up and fully paid
      13,681,000 ordinary shares of IR(pound)1        13,681        8,681
      each (1996: 8,681,000 ordinary shares)       =========    =========


      During the year ended 31 December 1997 the company allotted 5,000,000 ordinary shares with a nominal value of IR(pound)1 each at par, in order to finance its working capital requirements.

      During the year ended 31 December 1996 the company's authorised share capital was increased by IR(pound)15,000,000 to IR(pound)20,000,000 by the creation of 15,000,000 ordinary shares of IR(pound)1 each. The company also issued 4,500,000 shares at par in the year to finance working capital requirements.

KAO Infosystems (Ireland) Limited

16    Reserves
                                                      Capital        Profit and
                                                      reserve      loss account
                                                   IR(pound)'000   IR(pound)'000

      At 1 January 1996                               1,382            (1,580)
      Loss for the year                                   -            (6,977)
      Translation exchange adjustment                     -                 7
      Release of the capital reserve following
      revaluation of land and buildings                (936)                -
      Goodwill on acquisition written off                 -              (349)
                                                     ------            ------

      At 1 January 1997                                 446            (8,899)
      Loss for the financial year                         -           (13,128)
      Translation exchange adjustment                     -                20
      Release of capital reserve following the
      closure of the Dutch branch                      (446)                -
                                                     ------            ------

      At 31 December 1997                                 -           (22,007)
                                                     ======            ======

      The goodwill arose as a result of the acquisition on 29 February 1996, by the company, of its German branch at a cost in excess of the net assets acquired.

      The capital reserve arose from the excess of the net assets acquired over the cost paid by the company for its Dutch Branch. It is represented by an increase in the fair value of land and buildings acquired by the company at the date of acquisition, 1 November 1994.

      In 1996 the company revalued its assets which resulted in a writedown of the negative goodwill.

      In 1997 the Rotterdam branch was closed and thus the remaining capital reserve was written off.

KAO Infosystems (Ireland) Limited

17    Commitments and contingencies

(i) Capital commitments are as follows:

                                                        1997         1996
                                                      IR'000      IR(pound)'000

      Contracted for expansion of premises                -             -
                                                     ======        ======

(ii) Annual commitments under non-cancellable operating leases are as follows:

                                                     1997         1996
                                              IR(pound)'000      IR(pound)'000
      Operating leases which expire:
      Within one year                                 310          414
      Two to five years                               385        1,335
                                                  -------       ------
                                                      695        1,749
                                                  =======       ======

 (iii)     Grant contingencies

      Under agreements between the company and Forbairt which are dated on various dates between 31 December 1993 and 23 June 1995, the company has a contingent liability to repay in whole or in part grants received amounting to IR(pound)932,000 (1996: IR(pound)932,000; 1995:
      IR(pound)512,000) if certain circumstances set out in those agreements occur within five years of the receipt of monies under these agreements.

18 Reconciliation of operating (loss)/profit to net cash inflow/(outflow) from operating activities

                                                                      1997         1996            1995
                                                                   IR(pound)'000  IR(pound)'000  IR(pound)'000

      Operating (loss)/profit                                          (7,747)      (4,474)        1,577
      Exceptional items                                                (2,545)           -             -
      Depreciation of tangible fixed assets                             7,556        3,986         1,848
      Profit on disposal of fixed assets                                 (943)                         -
      Employment grants                                                     -         (722)         (511)
      Capital grants                                                        -            -           (44)
      Decrease/(increase) in stocks                                     3,618        3,730       (10,476)
      Decrease/(increase) in debtors                                    2,832       (2,799)       (9,440)
      Increase in creditors                                               786        9,837           823
      Foreign exchange difference                                           -          (25)           (8)
                                                                      -------      -------       -------

                                                                        3,557        9,533       (16,231)
                                                                      =======      =======       =======


KAO Infosystems (Ireland) Limited



19    Gross cash flows                                                   1997         1996          1995
                                                                   IR(pound)'000   IR(pound)'000  IR(pound)'000
      Returns on investments and servicing of finance
      Interest received                                                    57           42             -
      Interest paid                                                    (2,925)      (2,568)         (777)
                                                                      -------       ------         -----
      Net cash outflow for returns on
      investments and servicing of finance                             (2,868)      (2,526)         (777)
                                                                      =======       ======         =====
      Taxation
      Overseas tax paid                                                    (4)           -             -
                                                                      -------       ------         -----

      Net cash outflow for taxation                                        (4)           -             -
                                                                      =======       ======         =====
      Capital expenditure and financial investment
      Purchase of tangible fixed assets                                (1,828)     (13,070)       (9,739)
      Sale of tangible fixed assets                                     4,929            -             -
                                                                      -------       ------         -----

      Net cash inflow/(outflow) for capital expenditure                 3,101      (13,070)       (9,739)
      and financial investment                                        =======       ======         =====
      Financing
      Issue of ordinary share capital                                   5,000        4,500             -
      Grants received                                                       -          838           134
      Loans from group undertaking (repaid)/received                   (6,287)       9,243         8,050
      Bank loans repaid                                                (1,602)      (7,182)       20,019
      Capital element of finance lease rental                            (496)        (234)         (390)
                                                                      -------       ------         -----
      Net cash (outflow)/inflow for financing                          (3,385)       7,165        27,813
                                                                      =======       ======        ======


KAO Infosystems (Ireland) Limited

20    Analysis of net debt



                              At 31 December         At 31 December              At 31 December            At 31 December
                                   1997 Cash flows         1996 Cash flows          1995     Cash flows       1994
                             IR(pound)'000 IR(pound)'000 IR(pound)'000 IR(pound)'000 IR(pound)'000 IR(pound)'000  IR(pound)'000
      Cash in hand, at bank        4,675      3,187        1,488       (894)        2,382     2,308            74
      Overdrafts                  (3,287)    (2,786)        (501)     1,996        (2,497)   (1,242)       (1,255)
                                  ------     ------      -------     ------       -------   -------        ------

                                   1,388        401          987      1,102          (115)    1,066        (1,181)
                                  ------     ------      -------     ------       -------   -------        -------

      Debt due after one year     (6,474)    10,819      (17,293)    (9,243)       (8,050)   (6,222)       (1,828)
      Debt due within one year   (23,423)    (2,904)     (20,519)    (2,277)      (18,242)  (16,939)       (1,303)
      Finance leases              (1,244)       496       (1,740)       234        (1,974)       28        (2,002)
                                  ------     ------      -------     ------       -------   -------        ------

                                 (31,141)     8,411      (39,552)   (11,286)      (28,266)  (23,133)       (5,133)
                                  ------     ------      -------     ------       -------   -------        ------

      Total                      (29,753)     8,812      (38,565)   (10,184)      (28,381)  (22,067)       (6,314)
                                  ======     ======      =======     ======       =======   =======        =======


21    Comparative figures

      Comparative amounts have been restated, where necessary, on the same basis as those for the current year.


22    Pension scheme

      The company operates a defined contribution pension scheme. The pension cost charge for the year represents contributions payable by the company to the fund and amounted to IR(pound)281,840 (1996: IR(pound)225,030; 1995 IR(pound)151,000).

      There were no outstanding or prepaid contributions at either the beginning or end of the financial year.

23    Acquisition of KAO Corporation GmbH

      On 29 February 1996, the company acquired the business of KAO Corporation GmbH. At that date the net liabilities of the acquired entity were IR(pound)210,000. The company paid cash of IR(pound)139,000 resulting in goodwill of IR(pound)349,000 which has been written off against the profit and loss account.

KAO Infosystems (Ireland) Limited

24    Related party transactions

      The company has availed of the exemption in FRS8 (Related Party Disclosures) from the requirement to disclose details of transactions with group undertakings. Details of the availability of group consolidated financial statements are given in note 1.

25 Summary of differences between Irish and United States generally accepted accounting principles

      (a)    Significant differences

           The financial statements of KAO Infosystems (Ireland) Ltd. are prepared in accordance with generally accepted accounting principles ("GAAP") applicable in Ireland which differ significantly in certain respects from those generally accepted in the United States (US). These significant differences are described below:

        (i)   Deferred tax

              Under Irish GAAP, KAO Infosystems (Ireland) Ltd provide for deferred taxation using the liability method on all material timing differences to the extent that it is probable that liabilities will crystallise in the foreseeable future. Net deferred tax assets are not recognised except to the extent that they are expected to be recoverable without replacement by equivalent asset balances. Under US GAAP, as set out in Statement of Financial Accounting Standards (SFAS) No. 109 `Accounting for Income Taxes' deferred taxation is provided on all temporary differences between the financial statement carrying value of assets and liabilities and the tax value of such assets and liabilities on a full provision basis. Deferred tax assets are recognised if their realisation is considered to be more likely than not.

       (ii)   KAO Corporation GmbH acquisition

              Under Irish GAAP, the purchase of KAO Corporation GmbH has been treated as an acquisition and the acquired assets and liabilities have been recorded in the financial statements at their fair value. The goodwill resulting from the acquisition was written-off against reserves. Under US GAAP the accounting for the acquisition would be the same except the goodwill would be accounted for as an asset and amortised over its estimated useful life which, in this case, has been determined as seven years.

KAO Infosystems (Ireland) Limited

25 Summary of differences between Irish and United States generally accepted accounting principles (continued)

(iii)    The Rotterdam branch of KAO Infosystems (Ireland) Ltd

              Under Irish GAAP, the purchase of the Rotterdam branch of KAO Infosystems (Ireland) Ltd has been treated as an acquisition and the acquired assets and liabilities have been recorded in the financial statements at their fair value. The negative goodwill resulting from the acquisition was accounted for as a capital reserve. Under US GAAP the accounting for the acquisition would be the same except the negative goodwill would be netted off the non current assets. As a result depreciation would be lower than under Irish GAAP and there would be no capital reserve.

       (iv)   Employment grants

              Under Irish GAAP, employment grants paid by the Irish Government are recognised in the profit and loss account on approval and a contingent liability is disclosed for amounts which may become repayable in certain predefined circumstances. Under US GAAP, these revenues are recognised in the profit and loss account over the period for which minimum employment levels apply under the terms of the agreement and the unamortised balance is treated as deferred income.

KAO Infosystems (Ireland) Limited

25 Summary of differences between Irish and United States generally accepted accounting principles (continued)




(b)   Net income under US GAAP
                                                                 Year ended        Year ended      Year ended
                                                                31 December       31 December     31 December
      (Loss)/profit for the financial year                             1997              1996            1995
      as reported in the profit and loss                       IR(pound)000      IR(pound)000    IR(pound)000
      accounts and in accordance with


      Irish GAAP                                                    (13,128)           (6,977)            448


      Adjustments

      Negative goodwill:
        basis of accounting for the Rotterdam
      branch of KAO Infosystems (Ireland) Ltd
      acquisition (a)(ii)                                               (87)               40              40


      Amortisation of intangible fixed assets:
      basis of accounting for KAO Corporation GmbH
        acquisition (a)(iii)                                            (42)              (42)              -

      Employment grants:
      amortisation of employment grant received (a) (iv)                246              (474)           (409)

      Taxation
      effect of above adjustments                                         -                 -               -
                                                                      -----            ------           -----
      Net income/(loss) as adjusted to accord
       with US GAAP                                                 (13,011)           (7,453)             79
                                                                     ======            ======           =====


KAO Infosystems (Ireland) Limited

25 Summary of differences between Irish and United States generally accepted accounting principles (continued)

(c)   Shareholders' equity

                                                                31 December          31 December      31 December
                                                                       1997                 1996             1995
                                                               IR(pound)000         IR(pound)000     IR(pound)000

      Shareholders' equity as reported
       in the consolidated balance
       sheets (Irish GAAP)                                           (8,326)                 228            3,983

      Adjustments

      Negative goodwill:                                                  -                 (359)          (1,335)
      basis of accounting for the Rotterdam
      branch of KAO Infosystems (Ireland) Ltd
      acquisition (a)(ii)

      Amortisation of intangible fixed assets:
      basis of accounting for KAO Corporation GmbH
      acquisition (a)(iii)                                              265                  307                -

      Employment grants:
      amortisation of employment grant received (a)(iv)                (637)                (883)            (409)

      Tax effect of adjustments                                           -                    -                -
                                                                     ------               ------            -----
      Shareholders' equity/(deficit) as adjusted
      to accord with US GAAP                                         (8,698)                (707)           2,239
                                                                     ======               ======            =====

KAO Infosystems (Ireland) Limited

25 Summary of differences between Irish and United States generally accepted accounting principles (continued)

(d)   Cash flows

      In accordance with Irish GAAP, the company complies with Financial Reporting Standard No. 1 - "Cash Flow statements" (FRS 1). Its objective and principles are similar to those set out in SFAS No. 95 "Statement of Cash Flows". The principal difference between the standards is in respect of classification. Under FRS 1, the company presents its cash flows for
      (a) operating activities; (b) returns on investments and servicing of finance; (c) taxation; (d) capital expenditure; (e) acquisitions and disposals; and (f) financing activities. SFAS No. 95 requires only three categories of cash flow activity (a) operating; (b) investing; and (c) financing.

      Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 are included as operating activities under SFAS No .95. In addition, under FRS 1, cash and liquid resources include short term borrowings repayable on demand. SFAS No. 95 requires movements in such borrowings to be included in financing activities.

      Disclosure of accounting policy

      For the purposes of cash flows under US GAAP, the group considers all highly liquid deposits with a maturity of three months or less to be cash equivalents. Under Irish GAAP, cash represents cash held at bank available on demand offset by bank overdrafts and liquid resources comprise bank fixed deposits with maturities of greater than one day.

KAO Infosystems (Ireland) Limited

25 Summary of differences between Irish and United States generally accepted accounting principles (continued)

(e)   Cash flows (continued)

      A summarised cash flow under US GAAP is as follows:

                                                                    Year ended        Year ended       Year ended
                                                                   31 December       31 December      31 December
                                                                          1997              1996             1995
                                                                  IR(pound)000      IR(pound)000     IR(pound)000

      Cash inflow /(outflow) from operating activities                     685             7,007          (17,008)
      Cash (outflow)/inflow from investing
      activities                                                         3,101           (13,070)          (9,739)
      Cash (outflow)/inflow from financing
      activities                                                       (   599)            5,169           29,055
                                                                       -------           -------          -------
      Increase in cash and cash
      equivalents                                                        3,187              (894)           2,308

      Cash and cash equivalents at
      beginning of year                                                  1,488             2,382               74
                                                                       -------           -------          -------
      Cash and cash equivalents at
      end of year                                                        4,675             1,488            2,382
                                                                       =======           =======          =======

KAO Infosystems (Ireland) Limited

26    New accounting pronouncements

      Comprehensive Income: Statement of Financial Accounting Standard No 130 ("SFAS 130"), "Reporting Comprehensive Income", was issued in June 1997. SFAS 130 established standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. This statement requires that all items that are required to be recognised under Accounting Standards as components of comprehensive income be reported in an annual financial statement that is displayed with the same prominence as other financial statements. This standard is effective for periods beginning after 15 December 1997.

      Segmental Information: Statement of Financial Accounting Standard No 131 ("SFAS 131"), "Disclosure about Segments of an Enterprise and Related Information" was issued in June 1997 and establishes standards for the way public companies report information about operating segments in annual financial statements and requires that those companies report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This standard is effective for periods beginning after 15 December 1997.

                         THE SAN RAMON AND FREMONT DIVISIONS OF
                KAO INFOSYSTEMS COMPANY AND KAO INFOSYSTEMS CANADA, INC.
                 (A WHOLLY-OWNED SUBSIDIARY OF KAO INFOSYSTEMS COMPANY)

                        Condensed Combined Balance Sheets
                                      (Unaudited)
                                     (In Thousands)

                                                                                            September 30,    December 31,
                                                                                               1998            1997
                                                                                             ---------       --------
                                         ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                                  $  4,106        $ 1,172
   Accounts receivable, net                                                                     27,478         20,401
   Due from affiliate                                                                                -          3,054
   Inventories                                                                                   6,251          8,486
   Other current assets                                                                          1,305          1,091
                                                                                              --------       --------
               Total current assets                                                             39,140         34,204

PROPERTY AND EQUIPMENT, net                                                                     60,515         64,789

OTHER ASSETS, net                                                                                  970          2,130
                                                                                              --------       --------
                                                                                              $100,625       $101,123
                                                                                              ========       ========
                 LIABILITIES AND SHAREHOLDERS'/DIVISIONAL EQUITY

CURRENT LIABILITIES:
   Current portion of notes payable                                                           $ 18,211       $ 10,669
   Accounts payable and accrued expenses                                                        22,489         16,766
                                                                                              --------       --------
               Total current liabilities                                                        40,700         27,435

LONG TERM DEBT, net of current portion                                                          47,509         66,151

TOTAL SHAREHOLDERS' AND DIVISIONAL EQUITY                                                       12,416          7,537
                                                                                              --------       --------
                                                                                              $100,625       $101,123
                                                                                              ========       ========



                 The accompanying notes are an integral part of
                    these condensed combined balance sheets.

                         THE SAN RAMON AND FREMONT DIVISIONS OF
                KAO INFOSYSTEMS COMPANY AND KAO INFOSYSTEMS CANADA, INC.
                 (A WHOLLY-OWNED SUBSIDIARY OF KAO INFOSYSTEMS COMPANY)

                      Condensed Combined Statements of Operations
                         For the Nine Months Ended September 30
                                      (Unaudited)
                                     (In Thousands)

                                                          1998         1997
                                                       --------      -------
SALES                                                  $101,869      $90,657

COST OF SALES                                            85,636       80,237
                                                       --------      -------
               Gross profit                              16,233       10,420

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES             13,758       16,373

RESTRUCTURING CHARGE                                      4,111            -
                                                       --------      -------
               Operating loss                            (1,636)      (5,953)

INTEREST EXPENSE                                          2,947        2,892

OTHER (INCOME) EXPENSE                                      (85)          10
                                                       --------      -------
NET LOSS                                               $ (4,498)     $(8,855)
                                                       ========      =======



              The accompanying notes are an integral part of these
                         condensed combined statements.

                         THE SAN RAMON AND FREMONT DIVISIONS OF
                KAO INFOSYSTEMS COMPANY AND KAO INFOSYSTEMS CANADA, INC.
                 (A   WHOLLY-OWNED SUBSIDIARY OF KAO INFOSYSTEMS COMPANY)

                      Condensed Combined Statements of Cash Flows
                         For the Nine Months Ended September 30
                                      (Unaudited)
                                     (In Thousands)


                                                                                                   1998         1997
                                                                                                 -------      -------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                                      $(4,498)     $(8,855)
   Adjustments to reconcile net loss to net cash used in operating activities-
         Depreciation and amortization                                                             6,632       10,301
         Changes in operating assets and liabilities:
            Accounts receivable and due from affiliate                                            (4,023)      (3,475)
            Inventories                                                                            2,235       (4,887)
            Other current assets                                                                    (214)      (2,675)
            Accounts Payable                                                                       5,723       (6,397)
                                                                                                 -------      -------
               Net cash provided by (used in) operating activities                                 5,855      (15,988)
                                                                                                 -------      -------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property, plant and equipment, net                                                 (2,358)     (12,860)
   Change in other assets                                                                          1,160        6,818
                                                                                                 -------      -------
               Net cash used in investing activities                                              (1,198)      (6,042)
                                                                                                 -------      -------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayments of debt to affiliates, net                                                          (9,265)      22,894
   Net proceeds (payments) on notes payable                                                        7,542       (2,326)
                                                                                                 -------      -------
               Net cash provided by (used in) financing activities                                (1,723)      20,568
                                                                                                 -------      -------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                                   2,934       (1,462)

CASH AND CASH EQUIVALENTS, beginning of year                                                       1,172        1,462
                                                                                                 -------      -------
CASH AND CASH EQUIVALENTS, end of year                                                           $ 4,106      $     -
                                                                                                 =======      =======
NONCASH ITEM:
   Affiliate debt contributed to equity                                                          $ 9,377      $ 1,876
                                                                                                 =======      =======


                 The accompanying notes are an integral part of
                      these condensed combined statements.

                         THE SAN RAMON AND FREMONT DIVISIONS OF
                KAO INFOSYSTEMS COMPANY AND KAO INFOSYSTEMS CANADA, INC.
                 (A WHOLLY-OWNED SUBSIDIARY OF KAO INFOSYSTEMS COMPANY)

                Notes to Condensed Combined Financial Statements
                                   (Unaudited)

1.   General:

Kao Infosystems Company (KIC), a Delaware corporation, was a wholly-owned subsidiary of Kao Corporation of America (KCOA). Effective at the close of business on December 31, 1997, KCOA was liquidated, and KIC became a direct subsidiary of Kao Corporation (Japan) (Kao). KIC's principal business is the duplicating of software onto CDs as well as packaging the goods and providing fulfillment services. Kao Infosystems Canada Inc. (KICI) is a wholly-owned subsidiary of KIC. The San Ramon, California and Fremont, California divisions and KICI (collectively, the Businesses) are engaged in principally the same business as KIC.

The condensed combined financial statements which are unaudited have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). In management's opinion, these financial statements include all adjustments (consisting only of normal adjustments) necessary for a fair presentation of the results of operations for the interim periods presented. The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of results to be expected for the entire year. Pursuant to SEC rules and regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from these statements. The condensed combined financial statements and notes thereto should be read in conjunction with the audited financial statements and notes included in this Form 8-K.

2. Inventories:

Inventories are stated at the lower of first-in, first-out cost or market and consisted of the following (in thousands):

                                    September 30, 1998    December 31, 1997

Raw materials                         $2,810                  $4,903
Work in process                          844                   3,991
Finished Goods                         3,474                     664
Less reserve for obsolescence           (877)                 (1,072)
                                       -----                   ------
                                      $6,251                  $8,486
                                       =====                   =====

3. Contingencies:

The Businesses are party to various pending litigation arising out of the normal course of business. While it is not possible to predict the outcome of pending litigation and such actions are being vigorously defended, the management of Kao does not believe that the pending actions will have a material adverse effect upon the financial statements of the Businesses.

4. Sale of the Businesses:

On January 7, 1999, the Businesses were sold to Zomax Optical Media, Inc., an outsource service provider to software publishers, computer manufacturers and other producers of multimedia products.

                        KAO INFOSYSTEMS (IRELAND) LIMITED
                            Profit and Loss Accounts
              For the Nine Months Ended 30 September 1998 and 1997
                        (Amounts in IR(pound) and in 000)
                                  (Unaudited)



                                                                                          1998             1997
                                                                                       ---------        ---------
Turnover--continuing operations                                                     IR(pound)41,167   IR(pound)47,639
Cost of sales                                                                                22,873            29,782
                                                                                    ---------------   ---------------
Gross profit                                                                                 18,294            17,857
Distribution costs and administrative expenses                                               16,336            19,447
                                                                                    ---------------   ---------------
Operating profit/(loss)--continuing operations                                                1,958            (1,590)

Exceptional items
Restructuring of continuing operations                                                            -            (1,630)
                                                                                    ---------------   ---------------
Profit/(loss) on ordinary activities before interest                                          1,958            (3,220)

Investment income                                                                                 -               350
Interest payable and similar charges                                                         (1,520)           (2,718)
                                                                                    ---------------   ---------------
Profit/(loss) on ordinary activities before taxation                                            438            (5,588)

Tax on profit/(loss) on ordinary activities                                                       -                 -

Extraordinary gain on debt forgiveness                                                        5,054                 -
                                                                                    ---------------   ---------------
Profit/(loss) for the financial period                                                        5,492            (5,588)

Profit and loss account at beginning of period                                              (22,095)           (8,967)

Reserve movements                                                                                 -                 -
                                                                                    ---------------   ---------------

Profit and loss account at end of period                                           IR(pound)(16,603) IR(pound)(14,555)
                                                                                    ===============   ===============



                 The accompanying notes are an integral part of
                          these financial statements.

                        KAO INFOSYSTEMS (IRELAND) LIMITED
                                 Balance Sheets
                        (Amounts in IR(pound) and in 000)
                                  (Unaudited)



                                                                          30 September,       31 December,
                                                                              1998               1997
                                                                        ---------------    ----------------
Fixed assets
Tangible assets                                                         IR(pound)16,739     IR(pound)18,517
Other assets                                                                         86                   -
                                                                        ---------------     ---------------
Current assets
Stocks                                                                            2,438               4,959
Debtors                                                                           8,835              13,459
Cash at bank and in hand                                                          4,023               4,675
Prepaid expenses                                                                  2,619                   -
                                                                        ---------------     ---------------
                                                                                 17,915              23,093

Creditors:  amounts falling due within one year                                 (15,980)            (42,690)
                                                                        ---------------     ---------------

Net current assets (liabilities)                                                  1,935             (19,597)
                                                                        ---------------     ---------------

Total assets less current liabilities                                            18,760              (1,080)

Creditors:  amounts falling due after more than one year                         21,787              (7,246)
                                                                        ---------------     ---------------

Net liabilities                                                         IR(pound)(3,027)    IR(pound)(8,326)
                                                                        ===============     ===============

Shareholders' deficit                                                   IR(pound)(3,027)    IR(pound)(8,326)
                                                                        ===============     ===============



                 The accompanying notes are an integral part of
                          these financial statements.

                        KAO INFOSYSTEMS (IRELAND) LIMITED
                              Cash Flow Statements
                     For the Nine Months Ended 30 September
                        (Amounts in IR(pound) and in 000)
                                  (Unaudited)



                                                                                        1998            1997
                                                                                     ---------        ---------
                                                                                     IR(pound)        IR(pound)
Cash outflow from operating activities                                               (9,207)          (8,413)

Returns on investments and servicing of finance                                      (1,476)          (2,185)

Taxation                                                                                -                -

Capital expenditure and financial investment                                            939            3,292

Financing (1)                                                                         9,092            8,609
                                                                                     ------           ------
Increase (decrease) in cash in the period                                     IR(pound)(652)  IR(pound)1,303
                                                                              =============   ==============





(1)  Includes extraordinary gain on debt forgiveness.


                 The accompanying notes are an integral part of
                          these financial statements.

                             KAO INFOSYSTEMS LIMITED
                     Notes to Condensed Financial Statements
                                   (Unaudited)

1.   General:

Kao Infosystems (Ireland) Limited (the Company) is a subsidiary undertaking of Kao Corporation, which is incorporated in Japan. The largest group in which the results of the Company are consolidated is headed by Kao Corporation. The consolidated accounts of this group are available to the public and may be obtained from 1401-Nihonbashi Kayabacho 1-Chrome, Chuo-Ku, Tokyo 103, Japan.

The condensed financial statements, which are unaudited, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission
(SEC). In management's opinion, these financial statements include all adjustments (consisting only of normal adjustments) necessary for a fair presentation of the results of operations for the interim periods presented. The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of results to be expected for the entire year. Pursuant to SEC rules and regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from these statements. The condensed financial statements and notes thereto should be read in conjunction with the audited financial statements and notes included in this Form 8-K.

2. Summary of Differences Between Irish and United States Generally Accepted Accounting Principles:

Significant Differences

The financial statements of the Company are prepared in accordance with generally accepted accounting principles (GAAP) applicable in Ireland which differ significantly in certain respects from those generally accepted in the United States (US). These significant differences are described below:


     Deferred Tax

     Under Irish GAAP, KAO Infosystems (Ireland) Ltd. provides for deferred taxation using the liability method on all material timing differences to the extent that it is probable that liabilities will crystallise in the foreseeable future. Net deferred tax assets are not recognised except to the extent that they are expected to be recoverable without replacement by equivalent asset balances. Under U.S. GAAP, as set out in Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," deferred taxation is provided on all temporary differences between the financial statement carrying value of assets and liabilities and the tax value of such assets and liabilities on a full provision basis. Deferred tax assets are recognised if their realisation is considered to be more likely than not.

     KAO Corporation GmbH Acquisition

     Under Irish GAAP, the purchase of KAO Corporation GmbH has been treated as an acquisition and the acquired assets and liabilities have been recorded in the financial statements at their fair value. The goodwill resulting from the acquisition was written-off against reserves. Under U.S. GAAP the accounting for the acquisition would be the same except the goodwill would be accounted for as an asset and amortised over its estimated useful life which, in this case, has been determined as seven years.

     The Rotterdam Branch of KAO Infosystems (Ireland) Ltd.

     Under Irish GAAP, the purchase of the Rotterdam branch of the Company has been treated as an acquisition and the acquired assets and liabilities have been recorded in the financial statements at their fair value. The negative goodwill resulting from the acquisition was accounted for as a capital reserve. Under U.S. GAAP the accounting for the acquisition would be the same except the negative goodwill would be netted off the noncurrent assets. As a result, depreciation would be lower than under Irish GAAP and there would be no capital reserve.

     Employment Grants

     Under Irish GAAP, employment grants paid by the Irish Government are recognised in the profit and loss account on approval and a contingent liability is disclosed for amounts which may become repayable in certain predefined circumstances. Under U.S. GAAP, these revenues are recognised in the profit and loss account over the period for which minimum employment levels apply under the terms of the agreement and the unamortised balance is treated as deferred income.

Net income under U.S. GAAP

For the nine months ended 30 September (in thousands):

                                                                                                 (Unaudited)
                                                                                            1998              1997
                                                                                      ---------------     ---------------
Profit/(Loss) for the nine months as reported in the profit and loss accounts
   and in accordance with Irish generally accepted accounting principles              IR(pound) 5,492    IR(pound)(5,588)

Adjustments

Negative goodwill:  basis of accounting for the Rotterdam branch of KAO Infosystems
   (Ireland) Ltd. acquisition                                                                       -                 (65)

Amortisation of intangible fixed assets:  basis of accounting for KAO Corporation
   GmbH acquisition                                                                               (32)                (32)

Employment grants:  amortisation of employment grant received                                     185                 185

Taxation:  effect of above adjustments                                                              -                   -
                                                                                      ---------------     ---------------
Net profit/(loss) as adjusted to accord with U.S. GAAP                                IR(pound )5,645     IR(pound)(5,500)
                                                                                      ===============     ===============

Shareholders' Deficit
For the nine months ended 30 September (in thousands):                                            (Unaudited)
                                                                                            1998              1997
                                                                                      ---------------     ---------------
Shareholders' deficit as reported in the consolidated balance sheets (Irish GAAP)     IR(pound)(3,027)    IR(pound)(8,326)

Adjustments

Amortisation of intangible fixed assets:  basis of accounting for KAO Corporation
   GmbH acquisition                                                                               199                 265

Employment grants:  amortisation of employment grant received                                    (478)               (637)

Taxation:  effect of adjustments                                                                    -                   -
                                                                                      ---------------     ---------------
Shareholders' deficit as adjusted to accord with U.S. GAAP                            IR(pound)(3,306)    IR(pound)(8,698)
                                                                                      ===============     ===============



Cash Flows

In accordance with Irish GAAP, the company complies with Financial Reporting Standard No. 1, "Cash Flow Statements," (FRS 1). Its objective and principles are similar to those set out in SFAS No. 95 "Statement of Cash Flows." The principal difference between the standards is in respect of classification. Under FRS 1, the company present its cash flows for (a) operating activities;
(b) returns on investments and servicing of finance; (c) taxation; (d) capital expenditure; (e) acquisitions and disposals; and (f) financial activities. SFAS No. 95 requires only three categories of cash flow activity (a) operating; (b) investing; and (c) financing.

Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 are included as operating activities under SFAS No. 95. In addition, under FRS 1, cash and liquid resources include short term borrowings repayable on demand. SFAS No. 95 requires movements in such borrowings to be included in financing activities.


Disclosure of Accounting Policy

For the purposes of cash flows under U.S. GAAP, the group considers all highly liquid deposits with a maturity of three months or less to be cash equivalents. Under Irish GAAP, cash represents cash held at bank available on demand offset by bank overdrafts and liquid resources comprise bank fixed deposits with maturities of greater than one day.

Cash Flows

A summarised cash flow under U.S. GAAP is as follows for the nine months ended 30 September (in thousands):

                                                                                    (Unaudited)
                                                                                1998          1997
                                                                            ---------       ---------

            Cash (outflow) from operating activities                 IR(pound)(5,629) IR(pound)(10,598)
            Cash inflow from investing activities                                939             3,292
            Cash inflow from financing activities                              4,038             8,609
                                                                      --------------  ----------------
            Increase (decrease) in cash and cash equivalents                    (652)            1,303
            Cash and cash equivalents, beginning of period                     4,675             1,488
                                                                      --------------   ---------------
            Cash and cash equivalents, end of period                  IR(pound)4,023  IR(pound)  2,791
                                                                      ==============  ================


2.   Sale of the Company:

On January 7, 1999, the Company was sold to Zomax Optical Media, Inc., an outsource service provider to software publishers, computer manufacturers and other producers of multimedia products.

                           PRO FORMA UNAUDITED CONDENSED
                         CONSOLIDATED FINANCIAL STATEMENTS



The following pro forma unaudited condensed consolidated financial statements include the historical financial statements of Zomax Optical Media, Inc. and give effect to the transaction and events described in the notes accompanying the pro forma unaudited condensed consolidated financial statements as if the transactions and events referred to therein were initiated at the beginning of the periods presented.

On January 7, 1999, Zomax Optical Media, Inc. and its subsidiaries (the Company) simultaneously closed on the acquisition (the Transaction) of three units of Kao Corporation, a Japanese company.

o In the United States, the Company acquired certain assets and assumed certain contractual rights and obligations of Kao Infosystems Company pursuant to an Asset Purchase and Sale Agreement dated November 28, 1998, between the Company and Kao Infosystems Company.

o In Canada, the Company's wholly owned subsidiary, Zomax Canada Company, acquired certain assets and assumed certain contractual rights and obligations of Kao Infosystems Canada, Inc., pursuant to an Asset Purchase and Sale Agreement dated November 28, 1998, between Zomax Canada Company and Kao Infosystems Canada, Inc. The acquired operations in Canada and the United States are referred to herein as Kao North America.

o In Ireland, the Company's wholly owned Irish subsidiary, Primary Marketing Group Limited, acquired all of the outstanding stock of Kao Infosystems (Ireland) Limited, pursuant to a Share Purchase and Sale Agreement dated November 28, 1998, between Primary Marketing Group Limited and Kao Corporation.

The assets acquired consist primarily of real property and leasehold interests in manufacturing facilities, machinery and equipment used in the manufacture of compact disks, office equipment and inventory. The assets and businesses acquired by the Company were used in the manufacture and sale of CDs and related businesses, and the Company intends to continue to use the assets and businesses in a similar manner. The aggregate consideration for the Transaction was $37,500,000, subject to certain post closing adjustments. The Company used $22,500,000 of cash on hand and borrowed $15,000,000 from General Electric Capital Corporation to fund the Transaction.

The Transaction will be accounted for using the purchase method of accounting

The pro forma adjustments are based on available information and certain estimates and assumptions. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments. The Company believes that such estimates and assumptions provide a reasonable basis for presenting all of the significant effects of the transactions and events and that the pro forma adjustments give appropriate effect to those estimates and assumptions and are properly applied in the pro forma unaudited condensed consolidated financial statements.

The pro forma unaudited condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes included in the Company's Form 10-K. The pro forma unaudited condensed consolidated financial statements are provided for informational purposes only and should not be construed to be indicative of the Company's results of operations or the Company's financial position had the transactions and events described above been consummated on the dates assumed and do not project the Company's financial position or results of operations for any future date or period.

                               ZOMAX OPTICAL MEDIA, INC.

                Pro Forma Unaudited Condensed Consolidated Balance Sheet

                                As of September 25, 1998



                                                            Kao
                                                 The       North      Kao                     Pro Forma                Pro
(In US $000's)                                 Company    America   Ireland      Subtotal    Adjustments              Forma
                                               -------    -------   -------      --------    -----------              -----
                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                   $30,792    $  4,106  $ 6,013      $ 40,911     $ (39,227)  (1)        $ 12,026
                                                                                                 (4,658)  (1)
                                                                                                 15,000   (2)
   Accounts receivable, net                      8,641      27,478   13,204        49,323                              49,323
   Inventories                                   2,040       6,251    3,644        11,935                              11,935
   Deferred income taxes                           897         727        -         1,624          (727)  (1)             897
   Prepaid expenses and deposits                   771         578    3,914         5,263          (200)  (1)           5,063
                                               -------    --------  -------      --------     ---------              --------
               Total current assets             43,141      39,140   26,775       109,056       (29,812)               79,244
                                               -------    --------  -------      --------     ---------              --------
PROPERTY AND EQUIPMENT, net                     19,009      60,515   25,017       104,541       (66,782)  (1)          37,759

GOODWILL AND OTHER ASSETS, net                   1,178         970      127         2,275          (252)  (1)           2,023

DEFERRED INCOME TAXES                                -           -        -             -         1,750   (1)           1,750
                                               -------    --------  -------      --------     ---------              --------
                                               $63,328    $100,625  $51,919      $215,872     $ (95,096)             $120,776
                                               =======    ========  =======      ========     =========              ========
      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current portion of notes payable            $ 1,462    $ 18,211  $ 8,924      $ 28,597     $ (27,135)  (1)        $  1,462
   Accounts payable and accrued expenses         9,740      22,489   14,919        47,148         5,000   (1)          52,148
   Income taxes payable                            375           -       40           415             -                   415
                                               -------    --------  -------      --------     ---------              --------
               Total current liabilities        11,577      40,700   23,883        76,160       (22,135)               54,025

LONG-TERM NOTES PAYABLE,
   net of current portion                        1,976       47,509  32,560        82,045       (80,069)  (1)          16,976
                                                                                                 15,000   (2)
DEFERRED INCOME TAXES                              774           -        -           774             -                   774

SHAREHOLDERS' EQUITY                            49,001      12,416   (4,524)       56,893        (7,892)  (1)          49,001
                                               -------    --------  -------      --------     ---------              --------
               Total liabilities and
                  shareholders' equity         $63,328    $100,625  $51,919      $215,872     $ (95,096)             $120,776
                                               =======    ========  =======      ========     =========              ========

                 The accompanying notes are an integral part of
                    this unaudited pro forma balance sheet.

                               ZOMAX OPTICAL MEDIA, INC.

           Pro Forma Unaudited Condensed Consolidated Statement of Operations

                      For the Nine Months Ended September 25, 1998



                                                                       Kao
                                                            The       North          Kao                    Pro Forma       Pro
(In US $000's except share and per share data)            Company    America       Ireland   Subtotal      Adjustments     Forma
                                                          -------    --------      -------   --------      -----------    --------
SALES                                                     $43,611    $101,869      $60,101   $205,581      $     -        $205,581

COST OF SALES                                              31,870      85,636       33,394    150,900       (8,625)(4)     142,275
                                                          -------    --------      -------   --------      -------        --------
               Gross profit                                11,741      16,233       26,707     54,681        8,625          63,306

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                7,576      13,758       23,849     45,183            -          45,183

RESTRUCTURING CHARGES                                           -       4,111            -      4,111            -           4,111
                                                          -------    --------      -------   --------      -------        --------
               Operating income (loss)                      4,165      (1,636)       2,858      5,387        8,625          14,012

INTEREST EXPENSE                                              300       2,947        2,154      5,401          900 (5)       6,301

INTEREST INCOME                                              (576)          -            -       (576)           -            (576)

OTHER (INCOME) EXPENSE                                        278         (85)          64        257            -             257
                                                          -------    --------      -------   --------      -------        --------
               Income (loss) before income taxes            4,163      (4,498)         640        305        7,725           8,030

PROVISION FOR INCOME TAXES                                  1,560           -            -      1,560            -           1,560
                                                          -------    --------      -------   --------      -------        --------
               Net income (loss)                          $ 2,603    $ (4,498)     $   640   $ (1,255)     $ 7,725        $  6,470
                                                          =======    ========      =======   ========      =======        ========
PRO FORMA: (7)
   Income (loss) before income taxes                        4,163      (4,498)         640        305        7,725          $8,030
   Provision for income taxes                               1,665           -            -      1,665        1,106 (6)       2,771
                                                          -------    --------      -------   --------      -------        --------
   Net income (loss)                                      $ 2,498    $ (4,498)     $   640   $ (1,360)     $ 6,619        $  5,259
                                                          =======    ========      =======   ========      =======        ========
   Earnings per common share-
      Basic                                               $  0.41                                                         $   0.86
                                                          =======                                                         ========
      Diluted                                             $  0.39                                                         $   0.81
                                                          =======                                                         ========
   Weighted average shares outstanding-
      Basic                                                 6,095                                                            6,095
                                                          =======                                                         ========
      Diluted                                               6,479                                                            6,479
                                                          =======                                                         ========



                 The accompanying notes are an integral part of
                      this unaudited pro forma statement.

                               ZOMAX OPTICAL MEDIA, INC.

           Pro Forma Unaudited Condensed Consolidated Statement of Operations

                          For the Year Ended December 26, 1997

                                                           The     Kao North       Kao                   Pro Forma        Pro
(In US $000's)                                           Company    America      Ireland     Subtotal   Adjustments      Forma
                                                         -------   --------      -------     --------   -----------      -----
SALES                                                    47,877    $123,110      $100,043    $271,030   $     -  (3)    $271,030
COST OF SALES                                            32,773     114,351        99,428     246,552    (11,500)(4)     235,052
                                                         ------    --------      --------    --------   --------        --------
               Gross profit                              15,104       8,759           615      24,478     11,500          35,978
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES              9,860      26,714        12,557      49,131                     49,131
RESTRUCTURING CHARGES                                         -      20,822         3,923      24,745                     24,745
                                                         ------    --------      --------    --------   --------        --------
               Operating income (loss)                    5,244     (38,777)      (15,865)    (49,398)    11,500         (37,898)
INTEREST EXPENSE                                            409         366         4,321       5,096      1,200 (5)       6,296
INTEREST EXPENSE PAID TO RELATED PARTY                        -       3,923             -       3,923          -           3,923
INTEREST INCOME                                            (228)          -          (134)       (362)         -            (362)
OTHER (INCOME) EXPENSE                                     (155)      3,036             -       2,881          -           2,881
                                                         ------    --------      --------    --------   --------        --------
               Income (loss) before income taxes          5,218     (46,102)      (20,052)    (60,936)    10,300         (50,636)
PROVISION FOR INCOME TAXES                                1,520           -           185       1,705          -           1,705
                                                         ------    --------      --------    --------   --------
               Net income (loss)                         $3,698    $(46,102)     $(20,237)   $(62,641)  $ 10,300        $(52,341)
                                                         ======    ========      ========    ========   ========
PRO FORMA: (7)
   Income (loss) before income taxes                     $5,218    $(46,102)     $(20,052)   $(60,936)    10,300        $(50,636)
   Provision for income taxes                             2,090           -           185       2,275     (2,090)(6)         185
                                                         ------    --------      --------    --------   --------        --------
   Net income (loss)                                     $3,128    $(46,102)     $(20,237)   $(63,211)   $12,390        $(50,821)
                                                         ======    ========      ========    ========   ========        ========
   Earnings (loss) per common share-
      Basic                                              $ 0.60                                                         $  (9.73)
                                                         ======                                                         ========
      Diluted                                            $ 0.58                                                         $  (9.73)
                                                         ======                                                         ========
   Weighted average shares outstanding-
      Basic                                               5,224                                                            5,224
                                                         ======                                                         ========
      Diluted                                             5,358                                                            5,224
                                                         ======                                                         ========

               The accompanying notes are an integral part of this
                         unaudited pro forma statement.

                               ZOMAX OPTICAL MEDIA, INC.

                         Notes to Pro Forma Unaudited Condensed
                           Consolidated Financial Statements

                                As of September 25, 1998

1.   Purchase Accounting

Reflects the allocation of purchase of $37.5 million, plus an assumed working capital adjustment of approximately $1.7 million as of September 25, 1998.
The purchase price was allocated to the assets acquired and liabilities assumed or incurred in connection with the Transaction as follows:

(Assets not acquired)/Liabilities not assumed:

Cash                                                           $(4,658)
Deferred income taxes                                             (727)
Prepaid expenses and deposits                                     (200)
Other assets                                                      (252)
Current portion of notes payable                                27,135
Long-term portion of notes payable                              80,069
Effect on shareholders' equity                                (101,367)

Allocation of purchase price and related elimination entries:

Cash paid                                                     ($39,227)
Reduction of property to appropriately
allocate purchase price                                        (66,782)
Establishment of deferred income taxes                           1,750
Accounts payable and accrued expenses incurred in
relation to transaction expenses and amount required
to shut-down certain facilities                                 (5,000)
Elimination of the equity of the acquired companies            109,259

2.   Debt

Reflects the proceeds from a $15.0 million term note used entirely to finance the Transaction.

3.   Related Party Sales

For the year ended December 26, 1997 net sales include sales to related parties of approximately $16.4 million.

4.   Depreciation Expense

Represents a decrease in depreciation expense as a result of purchase accounting entries.

5.   Interest Expense

Represents an increase an interest expense for the additional $15 million in borrowings at an assumed annual interest rate of 8%.

6.   Provision for Income Taxes

Reflects the pro forma income tax provision for Kao North America at the Company's statutory tax rate of 37.5%.

7.   Other Pro Forma Adjustments

In February 1998, the Company acquired certain nontaxable entities in a transaction that was accounted for as a pooling of interests. A pro forma income tax provision has been established as if they were taxable entities for all periods presented.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            EXHIBIT INDEX TO FORM 8-K


Date of Report:                                          Commission File No.:
January 7, 1999                                                      0-28426


                            ZOMAX OPTICAL MEDIA, INC.



EXHIBIT NO.                ITEM

         2.1* Asset Purchase and Sale Agreement dated November 28, 1998 by and among Zomax Optical Media, Inc. and Kao Infosystems Company. Upon the request of the Commission, the Registrant agrees to furnish a copy of the exhibits and schedules to the Asset Purchase and Sale Agreement, subject to requests for confidential treatment of certain information contained in such exhibits and schedules.

         2.2* Asset Purchase and Sale Agreement dated November 28, 1998 by and among Zomax Canada Company and Kao Infosystems Canada, Inc. Upon the request of the Commission, the Registrant agrees to furnish a copy of the exhibits and schedules to the Asset Purchase and Sale Agreement, subject to requests for confidential treatment of certain information contained in such exhibits and schedules.

         2.3* Share Purchase and Sale Agreement dated November 28, 1998 between Primary Marketing Group Limited and Kao Corporation.

         2.4* Credit Agreement dated as of January 6, 1999 among the Registrant, Certain Lenders and General Electric Capital Corporation.

         2.5* Credit Agreement dated as of January 6, 1999 among Zomax Canada Company, Certain Lenders and General Electric Capital Canada Inc.

         23.1     Consent of Deloitte & Touche LLP

         23.2     Consent of KPMG

*        Previously filed.